                                                                    EXHIBIT 99.1


CONTACT:
PLC Systems Inc.
John Jordan
Manager of Investor Relations
508-541-8800, ext. 145


                     PLC SYSTEMS APPOINTS PRESIDENT AND CEO

             MARK R. TAUSCHER TO JOIN PROVEN CLINICAL LEADER IN TMR

FRANKLIN, MA - December 22, 1999 - PLC Systems Inc. (AMEX: PLC), today announced that Mark R. Tauscher has been appointed president, chief executive officer and a director of the Company.

         Mr. Tauscher, 47, brings to PLC more than 20 years of medical product sales, marketing and general management experience in the medical products field. Most recently, he was executive vice president of sales and marketing at Quinton, a developer, manufacturer and marketer of cardiology products, medical devices and fitness equipment.

         "We are very pleased to have a leader of Mark's caliber joining the Company at this important juncture in our growth," stated Edward H. Pendergast PLC Systems' chairman of the board. "Mark possesses tremendous sales and marketing skills with an intimate working knowledge of medical product sales, which include both capital equipment and disposables. Going forward, PLC expects to place a greater emphasis on increasing the sale and usage of The Heart Laser(TM) System. We believe Mark is an exceptional choice to lead this initiative."

         "It is an exciting time to join PLC. I believe that the Company has tremendous potential and offers a compelling opportunity for patients, cardiac surgeons, hospitals and employees," said Mark R. Tauscher PLC Systems' president and chief executive officer.

         "Specifically, the published clinical results from The Heart Laser System, which is the only FDA approved carbon dioxide (CO2) TMR laser, confirm a clinical significance for the CO2 TMR treatment. In addition, I believe that the 1999 Medicare reimbursement initiatives provide an economic incentive for hospitals and cardiac surgeons to adopt TMR as the standard of care. I look forward to applying my experience and skills at PLC as we seek to capitalize on the attractive growth opportunities within the TMR market."

         At Quinton, Mr. Tauscher directed sales and customer support functions, implemented the company's worldwide marketing programs and oversaw the continued expansion of Quinton's domestic markets. Prior to Quinton, Mr. Tauscher served as division president for Marquette Medical Systems, where he was responsible for the Medical Supplies business unit, recasting business and strategic plans and reshaping staff and talent levels. His responsibilities also included overseeing marketing, sales, regulatory affairs, engineering, manufacturing and management of worldwide distribution channels. Mr. Tauscher's experience also includes general management, sales and marketing positions at Hewlett Packard Medical Supplies, Hewlett Packard Diagnostic Cardiology and Hewlett Packard Medical Products National Accounts.

         Working with leading researchers and premier heart surgery centers around the world, PLC Systems Inc. developed the world's first FDA-approved TMR device, a high-powered laser known as The Heart Laser System. Designed to perform TMR in the safest manner possible, The Heart Laser System was approved by the U.S. Food and Drug Administration in August 1998 for treatment of the estimated 80,000 domestic patients each year who suffer from severe coronary artery disease but cannot be treated with conventional coronary revascularization techniques such as bypass surgery or angioplasty.

         NOTE: CERTAIN OF THE ABOVE STATEMENTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF A VARIETY OF FACTORS, INCLUDING OPERATIONAL CHANGES, COMPETITIVE DEVELOPMENTS, REGULATORY APPROVAL REQUIREMENTS, THE ABILITY TO CONVINCE HEALTH CARE PROFESSIONALS AND THIRD PARTY PAYERS OF THE MEDICAL AND ECONOMIC BENEFITS OF THE HEART LASER SYSTEM, NO ASSURANCE THAT ALL PAYERS WILL REIMBURSE HEALTH CARE PROVIDERS WHO PERFORM TMR PROCEDURES OR THAT REIMBURSEMENT, IF PROVIDED, WILL BE ADEQUATE, AND RISK FACTORS DESCRIBED IN THE COMPANY'S ANNUAL REPORT, SEC FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 1998, AND THE COMPANY'S OTHER SEC REPORTS.